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                            Fredrikson & Byron, P.A.
                       200 South Sixth Street, Suite 4000
                          Minneapolis, Minnesota 55402
                             Telephone: 612-492-7000
                                Fax: 612-492-7077

                                                                     EXHIBIT 5.1

                                  October 7, 2004

Bell Microproducts Inc.
1941 Ringwood Avenue
San Jose, California  95131

      Re: EXHIBIT 5.1 to Registration Statement on Form S-3

Ladies/Gentlemen:

      We are acting as corporate counsel to Bell Microproducts Inc. (the "Company") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act") of 1,245,941 shares of the Company's Common Stock (collectively, the "Securities") which may be offered for sale by certain security holders (the "Selling Security holders").

      In acting as such counsel for the purpose of rendering this opinion, we have reviewed copies of the following, as presented to us by the Company:

      1. The Company's Amended and Restated Articles of Incorporation, as amended.

      2.    The Company's Amended and Restated Bylaws.

      3. Certain corporate resolutions of the Company's Board of Directors pertaining to the issuance of the Shares by the Company.

      4.    The Registration Statement.

      Based on, and subject to, the foregoing and upon representations and information provided by the Company or its officers or directors, it is our opinion as of this date that:

      1. The Company's Articles of Incorporation validly authorize the issuance of the Securities registered pursuant to the Registration Statement.

      2. The Securities are validly issued and outstanding and the shares of Company Common Stock included within the definition of Securities are or will be fully paid and nonassessable.

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      We hereby consent to the filing of this opinion as Exhibit 5.1 to the
Registration Statement.

                                                   Very truly yours,

                                                   FREDRIKSON & BYRON, P.A.

                                                   By /s/ Melodie R. Rose